Exhibit 77(e)(7)

AMENDED SCHEDULE A

The Series of ING Investors Trust, as described in the attached Management Agreement, to which Directed Services LLC shall act as Manager, are as follows:

Series
ING Artio Foreign Portfolio
ING BlackRock Large Cap Growth Portfolio
ING BlackRock Large Cap Value Portfolio
ING Clarion Real Estate Portfolio
ING Evergreen Health Sciences Portfolio
ING Evergreen Omega Portfolio
ING FMRSM Diversified Mid Cap Portfolio
ING Franklin Mutual Shares Portfolio
ING Global Resources Portfolio
ING Janus Contrarian Portfolio
ING JPMorgan Emerging Markets Equity Portfolio
ING JPMorgan Small Cap Core Equity Portfolio
ING Limited Maturity Bond Portfolio
ING Liquid Assets Portfolio
ING Lord Abbett Affiliated Portfolio
ING Marsico Growth Portfolio
ING MFS Total Return Portfolio
ING PIMCO High Yield Portfolio
ING PIMCO Total Return Bond Portfolio
ING Pioneer Fund Portfolio
ING Pioneer Mid Cap Value Portfolio
ING Stock Index Portfolio
ING T. Rowe Price Capital Appreciation Portfolio
ING T. Rowe Price Equity Income Portfolio
ING Templeton Global Growth Portfolio
ING Van Kampen Global Franchise Portfolio
ING Van Kampen Growth and Income Portfolio

 AMENDED SCHEDULE B
COMPENSATION FOR SERVICES TO SERIES

For the services provided by Directed Services LLC (the “Manager”) to the following Series of the ING Investors Trust (the “Trust”), pursuant to the attached Management Agreement, the Trust will pay the Manager a fee, payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of that Series.

SERIES	RATE

ING Artio Foreign Portfolio	1.000% on first $50 million 0.950% on next $200 million 0.900% on next $250 million 0.850% on assets in excess of $500 million

ING Global Resources Portfolio,
ING T. Rowe Price Capital Appreciation Portfolio,
ING T. Rowe Price Equity Income Portfolio,
ING Van Kampen Growth and Income Portfolio, and
ING Clarion Real Estate Portfolio

0.750% first $750 million in combined assets of these Series 0.700% next $1.25 billion 0.650% next $1.5 billion 0.600% on assets in excess of $3.5 billion

ING Marsico Growth Portfolio	0.850% on first $250 million 0.800% on next $400 million 0.750% on next $450 million 0.700% on assets in excess of $1.1 billion

ING BlackRock Large Cap Growth Portfolio	0.800% on first $500 million 0.750% on next $250 million 0.700% on next $500 million 0.650% on next $750 million 0.600% on assets in excess of $2 billion

ING BlackRock Large Cap Value Portfolio	0.800% on first $500 million 0.750% on next $250 million 0.700% on next $500 million 0.650% on next $750 million 0.600% on assets in excess of $2 billion

ING Evergreen Health Sciences Portfolio	0.750% on the first $500 million 0.700% on assets in excess of $500 million

ING Evergreen Omega Portfolio
0.600% on the first $750 million
0.550% on next $750 million
0.500% on next $5 billion
0.475% on next $5 billion
0.455% on next $5 billion
0.440% on next $5 billion
0.430% on assets in excess of $21.5 billion

ING FMRSM Diversified Mid Cap Portfolio	0.650% on first $800 million in assets 0.600% on the next $700 million in assets 0.58% on assets in excess of $1.5 billion

ING MFS Total Return Portfolio	0.750% on first $250 million 0.700% on next $400 million 0.650% on next $450 million 0.600% on assets in excess of $1.1 billion

ING Franklin Mutual Shares Portfolio	0.780% on first $5 billion 0.750% on next $5 billion 0.730% on next $5 billion 0.710% on next $5 billion 0.690% on assets in excess of $20 billion

ING Janus Contrarian Portfolio	0.810% on first $250 million 0.770% on next $400 million 0.730% on next $450 million 0.670% on assets in excess of $1.1 billion

ING JPMorgan Emerging Markets Equity Portfolio	1.250%

ING JPMorgan Small Cap Core Equity Portfolio	0.900% on first $200 million 0.850% on next $300 million 0.800% on next $250 million 0.750% on assets in excess of $750 million

ING Lord Abbett Affiliated Portfolio	0.750% on first $500 million 0.700% on next $250 million 0.650% on next $500 million 0.600% on assets in excess of $1.25 billion

ING Limited Maturity Bond Portfolio and ING Liquid Assets Portfolio	0.350% on first $200 million in combined assets of these Series 0.300% on next $300 million 0.250% on assets in excess of $500 million

ING PIMCO High Yield Portfolio	0.490%

ING PIMCO Total Return Bond Portfolio	0.750% on first $100 million 0.650% on next $100 million 0.550% on assets in excess of $200 million

ING Pioneer Fund Portfolio	0.725% on first $500 million 0.675% on next $500 million 0.625% on assets in excess of $1 billion

ING Pioneer Mid Cap Value Portfolio	0.640%

ING Stock Index Portfolio	0.260%

ING Templeton Global Growth Portfolio	0.960% on first $250 million 0.860% on next $250 million 0.760% on assets in excess of $500 million

ING Van Kampen Global Franchise Portfolio	1.000% first $250 million 0.900% next $250 million 0.750% on assets in excess of $500 million